Exhibit 10.1

ESIO WATER AND BEVERAGE DISTRIBUTION CORP.

2014 DIRECTOR STOCK OPTION AGREEMENT

THIS OPTION is granted on February 3, 2014 (the “Date of Grant”) by Esio Water and Beverage Corp., a Nevada corporation ( the “Company”) to ________________ (the “Optionee”) upon the following terms and conditions.

1. Grant of Option. The Company hereby grants to the Optionee an Option to purchase, on the terms and conditions stated herein up to ___________ shares (the “Option shares”) of the Company’s Common Stock ( the “Common Stock”) at the price of ___ ($__) per Share (the “Option Price”).

2. Exercise of Option. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised by written notice to the Company at its principal executive office at any time and from time to time for five (5) years after the Date of Grant hereof (the “Exercise Period”).

This Option is not transferable by Optionee otherwise than by will or the laws of descent and distribution, and may be exercised only by Optionee during Optionee’s lifetime. Optionee may transfer this Option, subject to the terms and conditions hereof, for no consideration to (a) a member of his Immediate Family (as defined below), (b) a trust solely for the benefit of the Optionee and/or one or more members of his Immediate Family or (c) a partnership, corporation or limited liability company whose only partners, shareholders or members are the Optionee and/or one or more members of his Immediate Family. Any transferee described in the preceding sentence is referred to herein as a “Permitted Transferee.” The term “Immediate Family” means, with respect to the Optionee. such Optionee’s spouse, children and grandchildren (including adopted and stepchildren and grandchildren). Upon any transfer to a Permitted Transferee. the terms and conditions of this Option shall be binding upon the Permitted Transferee who receives a transfer of the Option, except that a Permitted Transferee may not transfer the Option other than by will or by the laws of descent and distribution. No transfer pursuant to the terms hereof shall be effective unless (i) the Company receives prior written notice of the terms and conditions of any intended transfer and (ii) the Company reasonably determines that the intended transfer complies with the requirements set forth herein. Any purported assignment, alienation, pledge, attachment. sale, transfer or encumbrance that does not satisfy the requirements set forth herein shall be void and unenforceable against the Company.

(a) DISABILITY. If Optionee’s status as a Director of the Company terminates by reason of disability this Option may be exercised to the extent the Option was exercisable on the date of termination or would become exercisable within six months of the date of termination by Optionee, or Optionee’s attorney-in-fact, guardian or estate or the person who acquires this Option by will or the laws of descent and distribution, at any time or from time to time during the Exercise Period.

(b) DEATH. If Optionee dies while a Director of the Company, Optionee’s estate, or the person who acquires this Option by will or the laws of descent and distribution, may exercise this Option to the extent the Option was exercisable on the date of Optionee’s death or would become exercisable at any time or time to time during the Exercise Period.

This Option shall not be exercisable in any event after the Exercise Period. No fraction of a share of Common Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the Option Price thereof; rather, Optionee or his Permitted Transferee may either (i) provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Common Stock or (ii) effect a cashless exercise in which the Optionee shall be entitled to receive a certificate for the number of Option Share equal to the quotient obtained by dividing the product of [(A - B) x (X)] by (B), where:

(A) = the Market Price 0n the Trading Day immediately preceding the date of such election;

(B) = the Option Price, as adjusted; and

(X) = the number of Option Shares issuable upon exercise of this Option in accordance with the terms of this Agreement by means of a cash exercise rather than a cashless exercise.

Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Optionee or his Permitted Transferee (or the person permitted to exercise this Option in the event of Optionee’s death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of this Option.

3. Payment for Shares. Payment for shares purchased upon exercise of this Option shall be made in full at the time of exercise of the Option in cash or by delivering Common Stock of the Company having a fair market value on the date of exercise at least equal to the Option Price (determined as set forth above), or a combination of Common Stock and cash

4. Method of Exercise. This Option may be exercised only by written notice given to the Company, in form satisfactory to the Company, specifying the number of Option Shares which the holder of the Option elects to purchase, the number of Option Shares which the holder is paying for in cash and the number of Option Shares which the holder is paying for with shares of Common Stock. Such written notice shall be accompanied by a check payable to the order of the Company for the cash portion, if any, of the purchase price and, if applicable, by a cashless exercise as provided. Upon each exercise of this Option, the Company. as promptly as practicable, will mail or deliver to the person exercising this Option a certificate or certificates representing the shares then purchased. The Company may require any person exercising this Option to make such representations and furnish such information as the Company may reasonably consider appropriate in connection with the issuance of the shares in compliance with applicable law.

5. Withholding of Tax. To the extent that the exercise of this Option or the disposition of shares of Common Stock acquired by exercise of this Option results in compensation income to Optionee for federal or state income tax purposes, Optionee shall deliver to the Company at the time of such exercise or disposition such amount of money or shares of Common Stock as the Company may require to meet its obligation under applicable tax laws or regulations, and, if Optionee fails to do so, the Company is authorized to withhold from any cash or Common Stock remuneration then or thereafter payable to Optionee any tax required to be withheld by reason of such resulting compensation income. Upon an exercise of this Option, the Company is further authorized in its discretion to satisfy any such withholding requirement out of any cash or shares of Stock distributable to Optionee upon such exercise.

6. Status of Stock. Optionee agrees that the shares of Common Stock which Optionee may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws. whether federal or state. Optionee also agrees (i) that the certificates representing the shares of Common Stock purchased under this Option may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the shares of Common Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Common Stock purchase under this Option.

7. Adjustments. The Option Price and the number of Option Shares purchasable hereunder are subject to adjustment from time to time as follows:

(a) Merger, Sale of Assets, etc. If at any time while this Option, or any portion hereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company’s properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer. lawful provision shall be made so that the holder of this Option shall thereafter be entitled to receive upon exercise of this Option, during the period specified herein and upon payment of the Option Price then in effect, the number of Option Shares or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Option would have been entitled to receive in such reorganization. consolidation, merger, sale or transfer if this Option had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section. The foregoing provisions of this section shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Option. If the per-share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Option with respect to the rights and interests of the holder after the transaction, to the end that the provisions of this Option shall be applicable after that event. as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Option.

(b) Reclassification, etc. If the Company. at any time while this Option, or any portion hereof, remains outstanding and unexpired by reclassification of securities or otherwise,

shall change any of the securities as to which purchase rights under this Option exist into the same or a different number of securities of any other class or classes. this Option shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Option immediately prior to such reclassification or other change and the Option Price therefor shall be appropriately adjusted. all subject to further adjustment as provided in this Section.

(c) Split, Subdivision or Combination of Shares. If the Company at any time while this Option, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Option exist, into a different number of securities of the same class, the Option Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

(d) Adjustments for Dividends in Stock or Other Securities or Property. If while this Option, or any portion hereof, remains outstanding and unexpired. the holders of the securities as to which purchase rights under this Option exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Option shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Option, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Option on the date hereof and had thereafter, during the period from the date hereof to and including the date of such event, retained such shares and/or all other additional stock available by it as aforesaid during such period. giving effect to all adjustments called for during such period by the provisions of this Section 7.

(e) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the holder of this Option a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

8, Registration Rights. Upon exercise of this Option. the holder shall have and be entitled to exercise. with respect to the shares of Common Stock issuable upon exercise of this Option. together with all other holders of registrable securities possessing registration rights, if any, the rights of registration granted to any other holders of Common Stock.

9. Reservation of Stock. The Company covenants that during the term this Option is exercisable, the Company will reserve from its authorized and unissued Common Stock and/or its treasury stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Option.

10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Optionee: at the address shown in the records of the Company.

If to Company: [at such address as may hereafter be determined and notice thereof given to the Optionee.]

Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery. if hand delivered; on the date of receipt, if telecopied; three Business Days after the date of mailing, if mailed by registered or certified mail, return receipt requested; and one Business Day after the date of sending, if sent by Federal Express or other recognized overnight courier.

11. Successors; Governing Law. This Option shall be binding upon any successors or assigns of the Company. The Option shall constitute a contract under the laws of Arizona and for all purposes shall be construed in accordance with and governed by the laws of Arizona without giving effect to the conflict of laws principles.

12. Entire Agreement. This Option Agreement (which term shall be deemed to include the exhibits hereto and any other certificates, documents or instruments delivered hereunder) the Purchase Agreement, and the other transaction documents (as defined therein) constitute the entire agreement of the Parties hereto and supersede all prior agreements and understandings. both written and oral, among the parties as to the subject matter hereof. There are no representations or warranties, agreements, or covenants other than those expressly set forth herein, in the Purchase Agreement and in the other Transaction Documents.

13. Counterparts. This Option may be executed and delivered (including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

14. Headings. The headings of this Option are for convenience of reference only and are not part of the substance of this Option.

15. Severability. If any term or other provision of this Option is invalid. illegal or incapable of being enforced by any rule of applicable law. or public policy, all other conditions and provisions of this Option shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid. illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Option so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

16. Modification. No provisions of this Option may be modified, waived or discharged orally, but only by a waiver, modification or discharge in writing signed by the Optionee and such officer of the Company as may be designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of. or compliance with, any condition or provision of this Option to be performed by such other party shall be deemed a waiver of Similar or dissimilar provisions or conditions at the time or at any prior or subsequent time.

IN WITNESS WHEREOF. the Company has caused this Option to be executed in duplicate by its proper corporate officers thereunto duly authorized, and Optionee has executed this Option, all as of the Date of Grant.

ESIO WATER AND BEVERAGE DISTRIBUTION CORP.

By: _________________________

Name: _______________________

Title: ________________________

ACCEPTED:

_____________________________

Optionee